Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF
FLEX FUELS ENERGY, INC.
FORM 10-KSB/A FOR THE YEAR ENDED DECEMBER 31, 2006
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul Gothard, am the Chief Financial Officer of Flex Fuels Energy, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the amended Annual Report on Form 10-KSB/A (Amendment No. 2) of the Company for the year ended December 31, 2006 and filed with the Securities and Exchange Commission ("Annual Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2007
By: /s/ Paul Gothard Paul Gothard Chief Financial Officer (acting Principal Accounting Officer) and Director